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                                                                      EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                            GERI-CARE SYSTEMS, INC.

                                  "GERI-CARE"

                             SCRIPTS & THINGS, INC.

                                   "SCRIPTS"


                      ABRAHAM WIEDER AND RAPHAEL LIEBERMAN

                       COLLECTIVELY, THE "SHAREHOLDERS,"


                                      AND


                        CAPSTONE PHARMACY SERVICES, INC.

                                  THE "PARENT"

            GERI MERGECO, INC. "GMI" AND SCRIPTS MERGECO, INC. "SMI"

                        COLLECTIVELY THE "CAPSTONE SUBS"
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                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made effective September 30, 1995, by and among GERI-CARE SYSTEMS, INC., a New York corporation ("Geri-Care"), SCRIPTS & THINGS, INC., a New York corporation ("Scripts"), ABRAHAM WIEDER and RAPHAEL LIEBERMAN (collectively the "Shareholders"), CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation ("Parent") and GERI MERGECO, INC., a New York corporation ("GMI") and SCRIPTS MERGECO, INC. , a New York corporation("SMI" and together with GMI, the "Capstone Subs").

                                R E C I T A L S:

         WHEREAS, Shareholders own and operate GERI-CARE AND SCRIPTS, which operate pharmacy businesses in the New York City area, all as more particularly described on Exhibit A hereto, which Exhibit sets forth the type of services and products provided by Geri-Care and Scripts at each location (collectively, the "Business"); and

         WHEREAS, Shareholders own all of the issued and outstanding capital stock of Geri-Care and Scripts (the "Stock"); and

         WHEREAS, the Shareholders and the respective Boards of Directors of Geri-Care, Scripts, Parent and Capstone Subs consider the acquisition by Parent of Geri-Care and Scripts through a merger in accordance with this Agreement to be in the respective best interests of the parties. To that end, each Shareholder and Board of Directors has approved this Agreement and the forms of Certificate of Merger attached hereto as Exhibit B and Exhibit C (the "Certificate of Merger"). The parties adopt this Agreement, together with the forms of Certificate of Merger, as a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1984, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

                             ARTICLE I. THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Geri-Care shall be merged with and into GMI and Scripts shall be merged with and into SMI (the "Merger") in
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accordance with provisions of the  New York Business Corporation Law ("NYBCL").
Following the Merger, GMI and SMI shall continue as the surviving corporations under the names "Geri-Care Systems, Inc." and "Scripts & Things, Inc.", respectively (collectively the "Surviving Corporations"), and the separate corporate existence of Geri-Care and Scripts will cease.

         1.2     Effects of the Merger.   At the Effective Time (as defined in
Section 1.3 hereof), the Surviving Corporations shall, without any other action, possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Geri-Care and GMI and Scripts and SMI as the case may be (Geri-Care and GMI on the one hand and Scripts and SMI on the other are sometimes hereinafter referred to as the "Constituent Corporations" for the respective Surviving Corporation); and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, and shall be vested in their respective Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of their respective Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to their respective Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         1.3 Effective Time and Transaction Effective Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the office of the Secretary of State of the State of New York in accordance with the applicable provisions of the NYBCL, which Certificate of Merger shall be so filed as soon as practicable after the Closing (as defined in Section 8.1). The date and time when the Merger shall become effective for the purposes of New York law are herein referred to as the "Effective Time". Upon consummation, the Closing shall be deemed to be effective for accounting purposes as of 12:01 a.m. local time on September 30, 1995 (the "Transaction Effective Date"), which date is the effective date of the interim management agreement entered into among Parent, Geri-Care and Scripts (the "Interim Management Agreement").

         1.4 Certificate of Incorporation. The Articles of Incorporation of each of the Capstone Subs in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of each of the Surviving Corporations, as applicable, until amended in accordance with the provisions of the applicable corporate law, except that at the Effective





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Time the Certificate of Incorporation of each may be amended and restated as may be provided for in the forms of the Certificate of Merger.

         1.5 Bylaws. The Bylaws of each of the Capstone Subs in effect immediately prior to the Effective Time shall be the Bylaws of each of the Surviving Corporations, as applicable, until amended in accordance with the provisions of the applicable corporate law, the Certificate of Incorporation of such Surviving Corporation and such Bylaws.

         1.6 Directors. The directors of each of the Capstone Subs immediately prior to the Effective Time shall, after the Effective Time, be the directors of each of the Surviving Corporations, as applicable, without change, until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of such Surviving Corporation.

         1.7 Officers. The officers of each of the Capstone Subs immediately prior to the Effective Time shall, after the Effective Time, be the officers of each of the Surviving Corporations, as applicable, each to hold office in accordance with the Certificate of Incorporation and Bylaws of such Surviving Corporation or until his or her successor has been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of such Surviving Corporation.

                ARTICLE II.  STATUS AND CONVERSION OF SECURITIES

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Capstone Subs, Geri-Care, Scripts or the Shareholders:

                 (1) Each share of common stock, par value $.01 per share, of SMI and GMI issued and outstanding immediately prior to the Effective Time shall continue without change and shall represent validly issued, fully paid and nonassessable shares of common stock of the applicable Surviving Corporation.

                 (2) Each share of Geri-Care and Scripts Common Stock held by Geri-Care or Scripts (as the case may be) as a treasury share shall be canceled and no payment shall be made with respect thereto.

                 (3) Each outstanding share of Geri-Care and Scripts Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive an aliquot portion of the Merger Consideration (as defined below) as described below.





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         2.2     The Merger Consideration.  The Merger Consideration shall be as follows:

                 (1) Five Million six hundred and seventy thousand dollars ($5,670,000.00) which represents consideration for the beds, currently serviced by Geri-Care under contract as of September 30, 1995 and listed on
Exhibit 2.2(1) hereto; plus

                 (2) Seven Hundred Thousand Dollars ($700,000) which represents $350.00 times 2,000 additional facility beds, which it is anticipated that the Surviving Corporations shall obtain the right to service under binding written contracts executed and delivered as a result of Shareholders' efforts by May 31, 1996 (which bed remains as a client of the Surviving Corporations for a 12 month period from the date acquired); provided, however, that the Merger Consideration Adjustments set forth in Section 2.4 hereof shall constitute the sole consequences of any failure to obtain or retain such beds; plus

                 (3) One Million Five Hundred Thousand Dollars ($1,500,000.00) which represents $150.00 times 10,000 additional facility beds, which it is anticipated that the Surviving Corporations shall obtain the right to service under binding written contracts executed and delivered as a result of Shareholders' efforts by September 30, 1998 (which bed remains as a client of the Surviving Corporations for a 12 month period from the date acquired); provided, however, that the Merger Consideration Adjustments set forth in
Section 2.4 hereof shall constitute the sole consequences of any failure to obtain or retain such beds.

         For purposes of determining whether beds under Sections 2.2(2), and 2.2(3) are to be counted as obtained "as a result of Shareholders' efforts", the parties agree that beds obtained as a result of the efforts of employees of the Surviving Corporations who are under the direct control of Shareholders shall be deemed to be beds obtained "as a result of Shareholders' efforts". In the event that it is not clear that beds are obtained as a result of the efforts of employees under Shareholders' direct control, the written statement of the customer that the Shareholders were the procuring cause shall be deemed to satisfy the requirement.

         The Merger Consideration shall be payable $100,000 in cash, $1,220,000 in promissory note(s) and $6,550,000 in shares of common stock of Parent, par value $.01 per share; provided that cash may be paid in lieu of fractional shares. The number of shares to be issued shall be calculated by dividing the Purchase Price to be paid in stock by the Share Value (as defined in Section 2.3). The cash and shares of stock so determined shall be allocated between Geri-Care and Scripts as set forth in Exhibit 2.2(3) and shall be distributed, as allocated, on a pro-rata basis among the outstanding shares of Geri-Care and Scripts, respectively, as described in Section 5.2. Of the cash portion of the Merger Consideration, $1,220,000 shall be payable by Parent's unsecured note(s)





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("Merger Consideration Note(s)") due January 2, 1996, bearing interest at 10%
per annum until paid. The Merger Consideration Note(s) shall be subject to offset in the amount of $293,513, which amount represents the obligations of Shareholders to the Surviving Corporations, and which amount shall be deemed to be repaid by such offset.

         2.3 Share Value. "Share Value" is defined as $6.50 per share of common stock of Parent.

         2.4 Merger Consideration Adjustments. As of Closing, the Merger Consideration shall be calculated assuming that all 12,000 additional facility beds referenced in Section 2.2(2) and Section 2.2(3) will be obtained within the specified periods. The Merger Consideration shall be subject to post closing adjustment as follows:

                 (1) The Shareholders shall repay any consideration paid pursuant to Sections 2.2(2) and 2.2(3) for an additional bed to the extent the Surviving Corporations do not obtain an executed contract to service the beds as a result of Shareholders' efforts (as defined in Section 2.2) within the respective time periods stated above. The repayment obligation shall be satisfied as set forth in Section 2.5(2) upon the respective dates set forth in
Section 2.2 (2) and (3) above.

                 (2) The Shareholders shall repay any consideration paid pursuant to Sections 2.2(2) and 2.2(3) for any additional bed not retained for a full 12 months from the date acquired. Shareholders shall not be required to repay any such consideration for beds which are not retained for 12 months in the event that such beds are not retained solely as a result of the lack of proper service being provided by employees of Parent or the Surviving Corporations other than Shareholders or persons under the Shareholders' control, and provided Shareholders notify Parent of such failure in writing prior to termination and Parent is afforded a reasonable opportunity to cure such lack of service. The repayment obligation shall be satisfied as set forth in Section 2.5(2) upon loss of any such aforesaid bed. As to beds not serviced by operations managed by the Shareholders, the preceding proviso applies for any failure only if Shareholders had knowledge thereof.

                 (3) The Merger Consideration shall be adjusted upon receipt of the Post Closing Financial Statements (as defined in Section 5.4) and from time to time in accordance with Article 14 hereof to the extent that Shareholders have liability thereunder. Such adjustment shall be immediately satisfied as set forth in Section 2.5(2).

         2.5     Escrow Agreement.

                 (1) The Shareholders shall place in escrow at Closing under the terms of an escrow agreement in the form of Exhibit 2.5 hereto (the "Escrow Agreement"), all 338,462 shares of Parent Common Stock to be received by them pursuant to section 2.2





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(2) and 2.2 (3) to be used to satisfy in whole or in part any Merger
Consideration reduction as provided in Section 2.4, and to fund in whole or in part any indemnification obligations to Parent as provided in Section 14. The escrow shall terminate, and such shares shall be destributed to Shareholders, as to 107,692 shares, provided such shares are not subject to a claim, on May 31, 1997 (such shares representing a potential adjustment under Section 2.2(2)) and 230,770 shares, provided such shares are not subject to a claim, on September 30, 1999 (such shares representing a potential adjustment under Section 2.2(3)). There shall be no adjustment as a result of the loss of any of the Konig beds thereafter.

                 (2) The obligations of Shareholders to adjust the Merger Consideration and any indemnity obligations shall not be limited to and shall survive the termination of the escrow for the term and to the extent set forth elsewhere in this Agreement. Such reduction and indemnity claims shall first be satisfied out of shares in escrow. Shares of Parent Common Stock used to fund a Merger Consideration adjustment or indemnity obligation on the part of the Shareholders shall be valued at the Share Value and shall be delivered free and clear of any lien or encumbrance. In the event that the escrow fund is insufficient to satisfy any Merger Consideration adjustment or indemnity, Shareholders shall promptly satisfy such obligation by delivery (free and clear of any lien or encumbrance) to Parent upon demand sufficient shares of Parent Common Stock (up to the number of non-escrowed shares received hereunder and still held by Shareholders at the time such claim is made) valued at the Share Value. In the event that delivery of such shares is insufficient, then the remaining obligation shall be satisfied in cash.

         2.6 Taking of Necessary Action; Further Action. Parent, Capstone Subs, Geri-Care and Scripts and Shareholders, respectively, shall each use their best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the NYBCL as promptly as possible. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporations with full right, title and possession to all assets, property, rights, privileges, powers, franchises of their Constituent Corporations, the officers of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

                       ARTICLE III. OPTION TO SELL SHARES

         3.1 Shareholders' Option to Have Parent Repurchase Shares. For the period of time from Closing until September 30, 1996, the Shareholders shall have an option to have Parent repurchase (the "Repurchase Option") at $6.50 per share in cash an aggregate of not more than 250,000 shares of the common stock delivered as Merger Consideration (Abraham Wieder to have a Repurchase Option to sell up to 208,333 shares and Raphael Lieberman to have a Repurchase Option to sell up to 41,667 shares). Parent shall





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repurchase such shares from a Shareholder upon 30 days written notice by such
Shareholder to Parent of a Repurchase Option exercise. Upon receipt of notice hereunder Parent shall have thirty (30) days to consummate the repurchase of shares pursuant to this Section. The parties hereby agree that the Repurchase
Option shall apply only to shares originally delivered free of escrow.   This
Repurchase Option shall terminate for notices given after September 30, 1996 or if earlier, upon the date a registration statement under the Securities Act of 1933 becomes effective covering at least 250,000 shares of non escrowed Common Stock received by Shareholders.

                            ARTICLE IV.  RECEIVABLES

         4.1 Collection of Receivables. After Closing, the Surviving Corporations will proceed to collect the Receivables as defined in Section 5.11(3)(d). Shareholders shall provide such assistance in the collection process as the Surviving Corporation or Parent may reasonably request. For purposes of calculating Shareholders' Equity at September 30, 1995 in the Post Closing Financial Statements, as defined below, any Receivables net of allowance for doubtful accounts set forth on the Interim Financial Statements, as defined below, not collected as of March 31, 1996 shall be deemed to have been uncollectable as of September 30, 1995 and therefore not included in calculating Shareholders' equity as of such date. Parent will refund to the Shareholders any amounts received by Parent or Surviving Corporations after March 31, 1996 on receivables for which Shareholders have made a payment to Parent under Article 14.

                 ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to Parent and the Capstone Subs to enter into this Agreement and to consummate the transactions contemplated herein, Shareholders hereby represent and warrant to Parent and the Capstone Subs, which representations and warranties shall be true and correct on the Transaction Effective Date and on the date of Closing, as follows:

         5.1 Organization, Qualification and Authority. Each of Geri-Care and Scripts is a corporation duly organized, validly existing and in good
standing in the State of New York.   Since the date of its organization and
incorporation, Geri-Care and Scripts have consistently observed and operated within the corporate formalities of the jurisdictions in which it is incorporated and/or conducts its business, and has consistently observed and complied with the general corporation law of such jurisdiction. Geri-Care and Scripts have full power and authority to own, lease and operate their facilities and assets as presently owned, leased and operated; to carry on their businesses as they are now being conducted; and are duly qualified to do business and are in good standing in each of the jurisdictions where the Business is conducted. Except for Shareholders, no other person





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or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Geri-Care or Scripts. Except as set forth on Exhibit 5.1, Geri-Care and Scripts own no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise, the status of each of which is summarized in Exhibit 5.1. Neither Geri-Care, Scripts nor any Shareholder is or has been an affiliate of "Geri-Care Pharmaceuticals". Each such business enterprise is duly organized, validly existing, and in good standing in the state of its incorporation or formation and is in good standing and duly qualified to do business in any jurisdiction where its business is conducted.

         Geri-Care, Scripts and Shareholders have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of each such party hereby, and to take all actions necessary, in their respective capacities, to permit or approve the actions of Geri-Care, Scripts and Shareholders taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Geri-Care, Scripts and Shareholders, have been duly authorized by all necessary action on the part of such parties. This Agreement and all other agreements and documents executed in connection herewith by Geri-Care, Scripts and/or Shareholders, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Geri-Care, Scripts and/or Shareholders, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         5.2 Capitalization and Stock Ownership. Except for Shareholders, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock or other security of Geri-Care or Scripts. The capital stock of Geri-Care and Scripts consists of 200 shares of common stock of Geri-Care, no par value per share, and 200 shares of common stock of Scripts, no par value per share (collectively, the "Stock") of which 100 and 40 shares are issued and outstanding for Geri-Care and Scripts, respectively, all of which is duly authorized, validly issued, fully paid and nonassessable, and is owned free and clear of any liens, charges, encumbrances, security interests, pledges or any other restrictions whatsoever. Abraham Wieder and Raphael Lieberman own five-sixths (5/6) and one-sixth (1/6), respectively, of the issued and outstanding common stock of Geri-Care and Scripts. At Closing, Geri-Care and Scripts shall have no outstanding subscriptions, options, warrants, calls, contracts, convertible securities or other instruments, agreements or arrangements of any nature whatsoever under which Geri-Care and/or Scripts are or may be obligated or compelled to issue any capital stock, security or interest of any kind, or to transfer or modify any right





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with respect to any capital stock, security or other interest, and no one has any pre-emptive rights, right of first refusal or similar rights with respect to the Stock or any equity interest in Geri-Care or Scripts. Neither Geri-Care, Scripts nor any Shareholder is a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements or other agreements relating to or restricting the transferability of any shares of the Stock or equity interests of Geri-Care or Scripts. The Stock has been issued in accordance with all applicable federal and state securities laws.

         5.3     Absence of Default.   The execution, delivery and consummation
of this Agreement, and all other agreements and documents executed in connection herewith by Geri-Care, Scripts and Shareholders will not constitute a violation of, or be in conflict with, will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting Geri-Care or Scripts or the Business or rights in any of the Stock, result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Stock, or otherwise adversely affect Parent, Geri-Care, Scripts or the Business under: (a) any term or provision of the Charter or Bylaws of Geri-Care or Scripts; (b) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Geri-Care, Scripts or any Shareholder is a party or by which Geri-Care, Scripts, any Shareholder, any of the Stock, the Business or any of the Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Geri-Care, Scripts, any Shareholder, any of the Stock, the Business or any of the Assets are subject.

         5.4     Financial Statements.

                 (1) Attached hereto as Exhibit 5.4 are true and correct copies of Geri-Care's and Script's combined audited balance sheets as of December 31, 1994 and their audited income statements for the year then ending (the "Fiscal Year Financial Statements"), and the interim unaudited balance sheets and income statements of Geri-Care and Scripts for the nine (9) month period ended September 30, 1995 (the "Interim Financial Statements" which with the Fiscal Year Financial Statements shall be the "Financial Statements"). The Financial Statements are based on the books and records of Geri-Care and Scripts and present fairly, in compliance with generally accepted accounting principles, the financial position of Geri-Care and Scripts as of, and the results of their operations for, the periods specified. By April 15, 1996, the shareholders will cause an audit of Geri-Care and Scripts to be made as of the nine month period ended September 30, 1995 (the "Post Closing Financial Statements") and the results of such audit shall not reflect any material adverse change in the financial position or results of operations of Geri-Care and Scripts at September 30, 1995 from that reflected on the





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Financial Statements.  In addition, the Post Closing Financial Statements shall reflect reserves for accounts receivable and inventory that are consistent with GAAP and Geri and Scripts' prior financials. The Financial Statements will be stated with all disclaimers required for inclusion of such Financial Statements in Parent's securities filings.

                 (2) The books and records of Geri-Care and Scripts on a consolidated basis are in such order and completeness so that an unqualified audit may be performed for the two full fiscal years prior to Closing. Shareholders shall fully and readily cooperate with Parent in Parent's attempt to perform an audit of Geri-Care and Scripts for any period prior to Closing not already audited.

         5.5 Operations Since September 30, 1995. Since September 30, 1995, there has been no:

                 (a) except as set forth on Exhibit 5.5(a), material change in the condition, financial or otherwise, which has, or could reasonably be expected to have, an adverse effect on any of the Assets or the Business, or in the results of the operations of Geri-Care or Scripts;

                 (b) loss, damage or destruction of or to any material portion of the Assets, whether or not covered by insurance;

                 (c) sale, lease, transfer or other disposition by Geri-Care or Scripts of, or mortgages or pledges of or the imposition of any lien, charge or encumbrance on, any portion of the Assets, other than those made in the ordinary course of business;

                 (d) except as set forth on Exhibit 5.5(d) increase in the compensation payable by Geri-Care or Scripts to any of its shareholders, employees, directors, independent contractors or agents, or increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors, independent contractors or agents of Geri-Care or Scripts;

                 (e) cumulative net operating loss incurred in the operation of the Business;

                 (f) adjustment or write-off of Receivables or reduction in reserves for Receivables outside of the ordinary course of business;

                 (g) change in the accounting methods or practices employed by Geri-Care or Scripts or change in adopted depreciation or amortization policies;





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                 (h)      issuance or sale by Geri-Care or Scripts, or contract
or other commitment entered into by Geri-Care, Scripts or Shareholders for the issuance or sale, of any shares of capital stock or securities convertible into or exchangeable for capital stock of Geri-Care or Scripts;

                 (i) except as set forth on Exhibit 5.5(i), payment by Geri-Care or Scripts of any dividend, distribution or extraordinary or unusual disbursement or expenditure or intercompany payable;

                 (j) sale, transfer, pledge, mortgage or other disposition of any of the Stock or the Assets (except inventory and equipment held for rent in the ordinary course of business and consistent with Geri-Care's and Scripts' past practices); merger, consolidation or similar transaction; or solicitation therefor;

                 (k) security interest, guarantee or other encumbrance, or, other than in the ordinary course of business, obligation or liability, in each case whether absolute, accrued, contingent or otherwise, or whether due or to become due, incurred or paid by Geri-Care or Scripts to any person or entity; or the making by Geri-Care or Scripts of any loan or advance to, or an investment in, any person or entity;

                 (l) federal, state or local statute, rule, regulation, order or case adopted, promulgated or decided which, to the best knowledge of Geri-Care, Scripts and Shareholders, materially adversely affects Geri-Care, Scripts, any of the Stock, the Business or any of the Assets;

                 (m) strike, work stoppage or other labor dispute adversely affecting the Business; or

                 (n) termination, waiver or cancellation of any rights or claims of Geri-Care or Scripts under contract or otherwise.

         Further, since September 30, 1995, the Shareholders have not received any compensation, benefits or distributions from Geri-Care or Scripts, whether as salary, bonus, fees, dividends or any other form of compensation, which is greater than the amount of compensation and benefits previously paid.

         5.6     Absence of Certain Liabilities.  Except as set forth on
Exhibit 5.6, Geri-Care or Scripts have, and as of the Transaction Effective Date and Effective Date will have, no contingent liabilities or obligations, except for those incurred in the ordinary course of business not in excess of $50,000 in the aggregate.

         5.7 Employment Discrimination. Except as disclosed in Exhibit 5.7 attached hereto, no person or party (including, without limitation, any governmental agency) has asserted, or to the best knowledge of Geri-Care, Scripts and Shareholders, has threatened to assert, any claim for any action or proceeding of any type, against Geri-Care or Scripts (or any officer, director, employee, agent or Shareholder of Geri-Care or Scripts) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, Family and Medical Leave Act, or any workers compensation statutes. The claims disclosed in
Exhibit 5.7 will not result in any liability to or obligation of Parent, directly or through the Surviving Corporations, and will not cause or lead to any lien or encumbrance being placed, created or filed against or upon any of the Stock or Assets.

         5.8     Licenses and Permits.

                 (1) Geri-Care and Scripts have all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary for Geri-Care and Scripts to occupy, operate and conduct the Business, including, but not limited to, state pharmacy permits and controlled substance registrations, and federal drug enforcement agency registrations. There is no default on the part of Geri-Care or Scripts, and to the knowledge of Geri-Care, Scripts and Shareholders there is no default on the part of any other party under any of such licenses and there does not exist any waivers or exemptions relating thereto. There is no default on the part of Geri-Care or Scripts or any other party under any of the Licenses and Permits. There exists no grounds for revocation, suspension or limitation of any of the Licenses or Permits. Copies of each of the Licenses and Permits are attached to and listed on Exhibit 5.8(1) attached hereto. The most recent licensure surveys and deficiency reports related to each of these items has also been included in
Exhibit 5.8(1). Geri-Care and Scripts are and at the time of Closing will be, licensed by the regulatory bodies listed on Exhibit 5.8(1). No notices have been received by Geri-Care, Scripts or Shareholders with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

                 (2) Geri-Care and Scripts are not required to have any certificates of need or similar authorizations in order to operate the Business.

                 (3) Each employee of Geri-Care and Scripts has all Licenses and Permits required for each such employee to perform such employee's designated functions and duties for Geri-Care and Scripts in connection with conducting the Business, and there exists no waivers or exemptions relating thereto. There is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any such Licenses and Permits.

         5.9     Medicare, Medicaid and Other Third-Party Payors.

                 (1) Neither Geri-Care nor Scripts is or has previously been a participant in the Medicare program. Geri-Care and Scripts participate in the Medicaid Program (the "Program"). A list of and copies of their existing contracts and other documentation evidencing such participation (collectively, the "Program Agreements") are included in Exhibit 5.12 attached hereto. Geri-Care and Scripts are, and will be at the time of Closing, in full compliance with all of the terms, conditions and provisions of the Program Agreements.

                 (2) Exhibit 5.9(2) attached hereto contains a copy of Geri-Care's and Scripts' most recent Statement of Deficiencies and Plan of Correction, if any.

                 (3) No notice of any offsets against future reimbursements under or pursuant to the Program has been received by Geri-Care, Scripts or Shareholders, nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to recoup past or present reimbursements with respect to the Program. Neither Geri-Care nor Scripts has not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Program during the past twelve (12) months, nor has Geri-Care, Scripts or Shareholders received notice of any pending, threatened or possible decertification or other loss of participation in, the Program.

                 (4) Geri-Care and Scripts currently have contractual arrangements with Blue Cross and other third party Payors. A list of and copies of their existing Blue Cross contract(s) and other third party payor contract(s) are included in Exhibit 5.12 attached hereto. Geri-Care and Scripts are, and will be at the time of Closing, in full compliance with all of the material terms, conditions and provisions of such contracts.

                 (5) All liabilities for contractual adjustments discounts, refunds and other offsets of Geri-Care and Scripts under any third party payor or reimbursement programs have been properly reflected and adequately accrued or reserved for in the Financial Statements, and there is no basis for any offsets against any reimbursement under any third-party payor or reimbursement programs due to Parent or either of the Surviving Corporations relating to the periods on or prior to the Effective Time.

         5.10 Compliance with Zoning, Land Use and Other Laws; Easements. None of the Real Estate is in violation of any zoning, public health, building code or other similar laws applicable thereto or to the ownership, occupancy and/or operation thereof, nor does there exist any waivers or exemptions relating to the Real Estate with respect to any non-conforming use or other zoning or building codes matters. Geri-Care and Scripts have all easements and rights necessary to continue operation of the Business, copies of which are set forth in Exhibit 5.10 attached hereto.

         5.11    Assets.

                 (1) Geri-Care and Scripts are the sole legal and beneficial owners of the personal property included in the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, and other encumbrances, except as set forth in the Leases and Contracts. The Assets are all the assets set forth on the Interim Financial Statements or used in the operation of the Business, with such changes as may occur in the ordinary course of business.

                 (2)      The descriptions of the Real Estate contained in
Exhibit 5.11(3)(a) are accurate and sufficient for their intended purposes, and such descriptions include all real property leased or owned by Geri-Care and Scripts and used in connection with the Business or set forth on the Interim Financial Statements. Geri-Care and Scripts are sole and exclusive record, legal and equitable owners of all right, title and interest in and has good, marketable and insurable title in fee simple to, and are in possession of, all of the Real Estate including the buildings, structures and improvements situated thereon and all appurtenances thereto, in each case free and clear of all mortgages, liens, leases, assessments, easements, covenants, options, rights of refusal, restrictions, reservations, defects in title, encroachments and other encumbrances, whether or not the same render the title to such Real Estate uninsurable or unmarketable. Geri-Care and Scripts are in lawful possession of all of the Real Estate that is leased rather than owned, including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens and other encumbrances or restrictions that are related to or impair the Assets or the Business. Additionally, the merger as contemplated by the terms of this Agreement once effected as contemplated hereunder, will vest in the Parent, either directly or indirectly through one of the Surviving Corporations, the lawful right to possess and use the leased Real Estate, superior in right to all others.


                 (3) At the Transaction Effective Date and at the Effective Time, Geri-Care and Scripts shall own or lease, as specified, all assets, tangible and intangible, real and personal, that are necessary or reasonably desirable to operate the Business (collectively, the "Assets"), free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities other than the Continuing Liabilities (as defined in below), which Assets shall include, without limitation, the following:

                          (a)     All right, title and interest in and to all
of the land and real estate leased by Geri-Care or Scripts and used in connection with the Business as listed in Exhibit 5.11(3)(a) attached hereto and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto (collectively, the "Real Estate");

                          (b)     All tangible personal property, medical and
other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor used in connection with the Business including, without limitation, the items listed on Exhibit 5.11(3)(b) attached hereto (collectively, the "Equipment and Furnishings");

                          (c)     All inventory of goods and supplies used or
maintained in connection with the Business reflected on the Financial Statements (collectively, the "Inventory");

                          (d)     All accounts and notes receivables listed on
Exhibit 5.11(3)(d) (the "Receivables");

                          (e)     All cash, bank accounts (as listed by name
and address of banking institution, account name and account and routing numbers on Exhibit 5.11(3)(e) attached hereto), money market accounts, other accounts, certificates of deposit and other investments of Geri-Care and Scripts (the "Cash and Cash Equivalents");

                          (f)     All patient, medical, personnel, corporate
and other records related to the Business (including hard, microfilm and computer database copies), and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, computer software and customer records;

                          (g)     To the full extent transferable, all
licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and conduct the Business, together with assignments thereof, if required, and all waivers which Geri-Care and Scripts currently have, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

                          (h)     All goodwill, and, to the extent assignable
by Geri-Care and Scripts, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

                          (i)     All prepaid expenses reflected on the
Financial Statements;

                          (j)     All contract and leasehold rights and
interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Business and that are approved by Parent (as such term is defined herein);

                          (k)     All intangible or intellectual property
owned, leased, licensed or possessed by Geri-Care, Scripts or the Shareholders and utilized in connection with the Business to the extent Geri-Care, Scripts or any Shareholder has rights in or to such intellectual property including all right, title and use in and to the names "Geri-Care" and "Scripts & Things"; and

                          (l)     All equity interests in Geri-Care and Scripts
and all corporate, fiscal and other records pertaining to Geri-Care, Scripts or the Business and all of Geri-Care's and Scripts' right, title and interest in any partnerships, joint ventures or similar arrangements.

                 (4) At Closing, the Surviving Corporations will retain only (a) those obligations specifically set forth on Exhibit 5.11(4) attached hereto, and (b) those obligations arising on and after the Transaction Effective Date under those Leases and Contracts (as defined in paragraph 5.12) specifically set forth on Exhibit 5.11(4)(collectively, the "Continuing Liabilities").

                 (5)      reserved.

                 (6)      reserved.

                 (7) The Receivables, net of allowance for doubtful accounts as set forth on the Interim Fiancial Statements, will be collected in accordance with Section 4.1 within 180 days following the Transaction Effective Date.

         5.12    Leases and Contracts.

                 (1) Exhibit 5.12 attached hereto sets forth a complete and accurate list of all contracts, including the Program Agreements, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business, Stock or any Asset or any interest therein, to which Geri-Care, Scripts or Shareholders are a party or by which Geri-Care, Scripts, the Assets or the Business is bound or affected, including, without limitation, wholesaler contracts, service contracts, management agreements, equipment leases and building leases pertaining to any part of the Real Estate (collectively, the "Leases and Contracts"). Attached to Exhibit 5.12 are accurate and complete copies of all written Leases and Contracts and written summaries of key terms of all oral Leases and Contracts.

                 (2) None of the Leases and Contracts has been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

                 (3) To the knowledge of Shareholders, no event or condition has happened, except as disclosed to Parent prior to Closing orally or in writing, or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts. There are no counterclaims or offsets under any of the Leases and Contracts.

                 (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets).

                 (5) To the knowledge of Shareholders, no purchase commitment by Geri-Care or Scripts is in excess of Geri-Care's or Scripts' ordinary business requirements.

                 (6) The Merger will not default, alter or terminate any of the Leases and Contracts, and Parent, directly or through one of the Surviving Corporations, will be entitled to all rights thereunder.



         5.13    Environmental Matters.

                 (1) Hazardous Substances. As used in this Paragraph, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including but not limited to those substances, materials, and wastes defined in Paragraph 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as such term is defined herein), and any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances (other than naturally occurring materials in place), flammables and explosives.

                 (2) Compliance with Laws and Regulations. To the knowledge of Shareholders, all operations or activities by Geri-Care and Scripts upon, or any use of occupancy of the Real Estate, or any portion thereof, by Geri-Care and Scripts, any Affiliates of Geri-Care and Scripts (wherein the term "Affiliates" shall mean any person or entity controlling, controlled by or under common control with Geri-Care and Scripts, and the term "control" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of Geri-Care and Scripts or their Affiliates ("Agents"), or any tenant or subtenant of Geri-Care and Scripts of any part of the Real Estate is and has been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Laws"), including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances. Geri-Care, Scripts, Affiliates and Agents have kept the Real Estate free of any lien imposed pursuant to Environmental Laws. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate, which if required, was duly licensed or authorized by appropriate governmental authorities or otherwise permitted by Environmental Law, and which complies with Environmental Law:

                          (a)     Neither Geri-Care, Scripts, their Affiliates
nor, to the best knowledge of Geri-Care, Scripts and Shareholders, their Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor, to the best knowledge of Geri-Care, Scripts and Shareholders, has the Real Estate ever been used for any of the foregoing.

                          (b)     Neither Geri-Care, Scripts, their Affiliates
nor, to the best knowledge of Geri-Care, Scripts and Shareholders, their Agents have installed or permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law.

                          (c)     Geri-Care and Scripts have not at any time
engaged in or permitted, any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof that would subject the Real Estate or Parent to clean-up obligations imposed by governmental authorities.

                          (d)     Neither Geri-Care or Scripts nor to
Geri-Care's, Scripts and Shareholders' knowledge has any of the Real Estate, or any part thereof, or any present owner or operator of the Real Estate (i) either received or been issued a notice, demand, request for information, citations, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or, to the best knowledge of Geri-Care, Scripts or Shareholders, threatened investigation or inquiry by any governmental authority for noncompliance with, or any remedial obligations under Environmental Law, and there are no circumstances known to Geri-Care, Scripts or Shareholders which could serve as a basis therefor. Neither Geri-Care nor Scripts has assumed any liability of a third party for clean-up under or noncompliance with Environmental Law.

                          (e)     Neither Geri-Care, Scripts, their Affiliates
nor, to the best knowledge of Geri-Care, Scripts or Shareholders, their Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the best knowledge of Geri-Care, Scripts and Shareholders, proposed for listing under Environmental Law or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

         Geri-Care, Scripts and Shareholders shall promptly notify Parent in writing of any order of which either is aware, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action of which it is aware by any claims made by any third party of which Geri-Care, Scripts or any Shareholder is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate which relate to the period prior to Closing; and shall promptly furnish Parent with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith. If, and only if, required by law or where the failure to do so would impose liabilities on Parent either of the Surviving Corporations, the Business or the Assets, Parent shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Real Estate. Parent shall give Geri-Care and Scripts prior or simultaneous notice of such notification.

                 (3) Other Environmental Matters. To the best knowledge of Geri-Care, Scripts and Shareholders, there are no underground storage tanks on any portion of the Real Estate, and the Real Estate is free of dangerous levels of naturally-emitted radon. To the best knowledge of Geri-Care, Scripts and Shareholders, no portion of the Real Estate has ever been used as a landfill. Geri-Care and Scripts have furnished to Parent a copy of any environmental audit, study, report or other analysis on the Real Estate, which Geri-Care, Scripts or their Affiliates obtained or were furnished.

         5.14    Miscellaneous Representations Relating to Real Estate.

                 (1) To the best knowledge of Geri-Care, Scripts and Shareholders, no part of the Real Estate is currently subject to condemnation proceedings and no condemnation or taking is threatened or contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate. There are no facts known to either Geri-Care, Scripts or Shareholders that would adversely affect the possession, use or occupancy of the Real Estate.

                 (2) Attached as Exhibit 5.14 are complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Geri-Care, Scripts or Shareholders within the last five (5) years relating to any of the Assets.

                 (3) All utilities serving the Real Estate are adequate to operate the Real Estate in the manner it is currently operated and all utility lines, pipes, hook-ups and wires serving the Real Estate are located within recorded easements for the benefit of the Real Estate. There are no encroachments upon the Real Estate and no encroachment of any improvements to the Real Estate onto adjacent property. None of the improvements to the Real Estate violate set-back, building or side lines, nor do they encroach on any easements located on the Real Estate.

                 (4) All potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate and the facilities of the Business are installed and operating and are sufficient to enable the Real Estate and the facilities of the Business to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. Geri-Care and Scripts have received no written recommendation from any insurer to repair or replace any of the Assets with which they have not complied.

         5.15 Litigation. Neither Geri-Care, Scripts nor Shareholders have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicaid program, environmental protection, civil rights, public health and safety and occupational health). Except as set forth in Exhibit 5.15 attached hereto (for which Shareholders shall jointly and severally indemnify and hold harmless Parent and the Surviving Corporations), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations or hearings, claims, inquiries or proceedings pending or to the knowledge of Shareholders, threatened (explicitly or implicitly in the form of a demand letter) involving Geri-Care, Scripts, Shareholders, any of the Stock, any of the Assets or the Business.

         5.16 Employees. Exhibit 5.16 attached hereto sets forth: (a) a complete list of all of Geri-Care's and Scripts' employees, and rates of pay,
(b) true and correct copies of any and all fringe benefits and personnel policies, (c) the employment dates and job titles of each such person, and (d) categorization of each such person as a full-time or part-time employee of Geri-Care and Scripts. For purposes of this paragraph, "part-time employee" means an employee who is employed for an average of fewer than twenty hours per week to who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. Section 2102 et seq. Except as provided in Exhibit 5.12, Geri-Care and Scripts have no employment agreements with its employees and all such employees are employed on an "at will" basis. Exhibit 5.16 lists all ex-employees of Geri-Care and Scripts utilizing or eligible to utilize COBRA (health insurance). Geri-Care and Scripts have adequately accrued all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that have accrued to Geri-Care's and Scripts' employees through the Transaction Effective Date and Closing Date, including related payroll taxes.

         5.17 Labor Relations. Geri-Care and Scripts are not parties to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates Geri-Care or Scripts to compensate Geri-Care's or Scripts' employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or, to the best knowledge of Geri-Care, Scripts and Shareholders, threatened labor dispute or information suggesting a possible union drive or work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Geri-Care, Scripts and any present or former employee(s) of Geri-Care and Scripts. There is no pending or threatened (explicitly or implicitly in the form of demand letter) suit, action, investigation or claim between Geri-Care and Scripts and any present or former employee(s) of Geri-Care or Scripts. There has not been any labor union organizing activity at any location of Geri-Care or Scripts, or elsewhere, with respect to Geri-Care or Scripts employees within the last three years.

         5.18 Insurance. Geri-Care and Scripts have in effect and have continuously maintained insurance coverage for all of their operations, personnel and assets, and for the Assets and the Business. A complete and accurate list of all such insurance policies is set forth in Exhibit 5.18 attached hereto, which policies have previously been provided to Parent.
Exhibit 5.18 also sets forth a summary of Geri-Care's and Scripts' current insurance coverage (listing type, carrier and limits), and includes a list of any pending insurance claims relating to Geri-Care and Scripts. Geri-Care and Scripts are not in default or breach with respect to any provision contained in any such insurance policies, nor has Geri-Care or Scripts failed to give any notice or to present any claim thereunder in due and timely fashion.

         5.19 Broker's or Finder's Fee. Neither Geri-Care, Scripts nor Shareholders have employed, or are liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement, except for a $250,000 brokerage fee which shall be paid by Parent and except for fees to be paid by Shareholders.

         5.20 Conflicts of Interest. None of the following is either a supplier of goods or services to Geri-Care or Scripts, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to Geri-Care or Scripts: (a) Shareholders, (b) any director or officer of Geri-Care or Scripts, or (c) any entity under common control with Geri-Care or Scripts or controlled by or related to Shareholders.

         5.21 Intellectual Property. All trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the "Intellectual Property"), owned by Geri-Care, Scripts or the Shareholders and utilized or utilizable in connection with the Business are listed and described in Exhibit
5.21 attached hereto. No proceedings have been instituted or are pending or, to the best knowledge of Geri-Care, Scripts and Shareholders, threatened which challenge the validity of the ownership by Geri-Care or Scripts of any such Intellectual Property. Neither Geri-Care, Scripts nor Shareholders have licensed anyone to use any such Intellectual Property, and neither Geri-Care, Scripts nor Shareholders have any knowledge of the use or the infringement of any of such Intellectual Property by any other person. Geri-Care, Scripts and Shareholders own or possess adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of its Business.

         5.22 Inventories. The Inventory is of a quality and quantity used by Geri-Care and Scripts in the ordinary course of business determined and valued consistent with Geri-Care's and Scripts' past practices.

         5.23 Motor Vehicles. All motor vehicles used in the Business, whether owned or leased, are listed in Exhibit 5.23 attached hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

         5.24    Employee Benefit Plans.

                 (1) Welfare Benefit Plans. Exhibit 5.24(1) attached hereto contains a true, accurate and complete list of each "employee welfare benefit plan" (as defined in Paragraph 3(1) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) maintained by Geri-Care or Scripts or to which Geri-Care or Scripts contributes or are required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). Copies of all Welfare Benefit Plans have previously been provided to Parent.

                 (2) Pension Benefit Plans. Exhibit 5.24(2) attached hereto contains a true and complete list of each "employee pension benefit plan" (as defined in Paragraph 3(2) of ERISA) maintained by Geri-Care or Scripts, to which Geri-Care or Scripts contributes or is required to contribute, or which covered employees of Geri-Care or Scripts during the period of their employment with any predecessor of Geri-Care or Scripts, including any multi-employer pension plan as defined under Internal Revenue Code of 1986, Paragraph 414(f) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). Copies of all Pension Benefit Plans have previously been provided to Parent.

                 (3) Liabilities. Unfunded liabilities under any Welfare Benefit Plan or Pension Benefit Plan are described on Exhibit 5.24(3) attached hereto, including information on other entities that should be considered in connection with calculation of unfunded liability exposure. Neither Parent nor the Surviving Corporation shall be liable or responsible for any debt, obligation, responsibility or liability under any such plans.

                 (4) Termination of Participation. Upon Closing, Geri-Care and Scripts shall cease to be a participating employer under all Pension Benefit Plans and Welfare Benefit Plans, and Parent and the Surviving Corporations shall in no way be liable for any obligations thereunder.

         5.25    Compliance with Healthcare and Other Laws.

                 (1) Neither Geri-Care, Scripts nor Shareholders have made any kickback, bribe or payment ("Improper Payment") to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Geri-Care or Scripts except where such Improper Payment would not have a material adverse effect on the Surviving Corporations, Buyer, Geri-Care, Scripts, the Business or the Assets following Closing;

                 (2) None of the Leases and Contracts and no activity of Geri-Care, Scripts or Shareholders violates Paragraph 1877 of the Social Security Act or any similar provision of applicable state law; and

                 (3) None of the Leases and Contracts and no activity of Geri-Care, Scripts or Shareholders violates provisions of applicable state law relating to the corporate practice of medicine.

          Geri-Care and Scripts are in compliance (without obtaining waivers, variances or extensions) with all federal, state and local laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance would not have a material adverse effect on the Business. No bulk sales or similar statute applies to the transactions contemplated under this Agreement. All healthcare, tax and other returns, reports, plans and filings of any nature required to be filed by Geri-Care, Scripts or Shareholders with any federal, state or local governmental authorities and any third party payors have been properly completed, except where the failure to be so completed or filed could not have a material adverse effect on the Business, and timely filed in compliance with all applicable requirements. Each return, report, plan and filing contains no materially untrue or misleading statements and does not omit anything which could cause it to be misleading or inaccurate in any material respect.

         5.26 Condition of Assets. The Equipment and Furnishings are all of the "Equipment" reflected on the Interim Financial Statements, other than those items sold and replaced in the ordinary course of business. The Assets comprise all of the following: all assets owned by Geri-Care and Scripts and all assets used in connection with the Business and any related businesses.
All components of all of the Equipment and Furnishings are generally in good working order. Geri-Care and Scripts have received no written recommendation from any insurer to repair or replace any of the Assets with which Geri-Care and Scripts have not complied. Except as required in the ordinary and usual course of the Business, no assets have been removed, distributed, assigned or paid by or from Geri-Care, Scripts or Shareholders.

         5.27 WARN Act. Within the period ninety (90) days prior to Effective Date, neither Geri-Care nor Scripts have temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

         5.28 Tax Returns; Taxes. Geri-Care, Scripts and Shareholders have filed all federal, state and local tax returns and tax reports required by such authorities to be filed as of the time of the Transaction Effective Date and the Closing relating to Geri-Care, Scripts, the Assets and the Business. Geri-Care, Scripts and Shareholders have paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due as of such dates (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority relating to Geri-Care, Scripts, the Assets and the Business. Additionally, the reserves for taxes reflected in the Financial Statements are adequate to cover all tax liabilities accrued as of the respective dates thereof. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the best knowledge of Geri-Care, Scripts and Shareholders, threatened against Geri-Care, Scripts or Shareholders relating to Geri-Care or Scripts by any federal, state or local authority; and neither Geri-Care, Scripts nor Shareholders, have been granted any extension of the limitation period relating to Geri-Care or Scripts applicable to any tax claims.

         5.29 Service of Beds. Geri-Care and Scripts currently service under written contracts (with the exception of "adult homes") all of the beds set forth on Exhibit 2.2(1) and, as of Closing, serviced 3,000 beds under a contract with the Konig nursing home chain.

         5.30 No Omissions or Misstatements. None of the representations, warranties, covenants or other information in this Agreement and Exhibits hereto, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.

             ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF PARENT

         As an inducement to Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, Parent hereby represents and warrants to Shareholders, which representations and warranties shall be true and correct on the date of Closing, as follows:

         6.1 Organization, Qualification and Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Parent has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Parent hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Parent has been duly authorized by all necessary corporate action on the part of Parent. No other action on the part of Parent or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by Parent, upon due execution and delivery thereof, shall constitute the valid binding obligations of Parent, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         6.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Parent will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Parent; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Parent is a party or by which Parent is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Parent is subject. At Closing any approval or consent of any governmental or regulatory authority having jurisdiction over Parent and required to be obtained to enable Parent to complete the transactions contemplated hereby shall have been obtained by Parent.

         6.3 Broker's or Finder's Fee. Except for fees for which Parent is soley liabile, Parent has not employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement.

         6.4 Parent Reports. Parent has delivered to the Shareholders those filings with the Securities and Exchange Commission (collectively, the "Parent Reports") listed on Exhibit 6.4 hereto. The Parent Reports were complete, accurate and correct, in all material respects, when filed. The Parent Reports, when filed, did not contain any untrue Statement of material fact or omit to state any material fact necessary in order to make any of the statements therein not misleading in light of the circumstances in which they were made.

                       ARTICLE VII.  COVENANTS OF PARTIES

         7.1 Preservation of Business and Assets. From the date hereof until the Closing, Geri-Care, Scripts and Shareholders shall use their best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of the Business and Assets as a going concern consistent with prior practice and not other than in the ordinary course of business, to preserve, protect and maintain for Parent and Capstone Subs the good will of the suppliers, employees, clientele, patients and others having business relations with Geri-Care, Scripts or the Business. Each of Geri-Care, Scripts and Shareholders shall use their reasonable best efforts to obtain all documents called for by this Agreement. Parent, Capstone Subs, Geri-Care, Scripts and Shareholders shall use their best efforts to facilitate the consummation of the transactions contemplated by this Agreement, including the obtaining of all required regulatory consents, approvals, certifications for participation, provider contracts, licenses or certificates of need. Other than in the ordinary course of business, neither Geri-Care nor Scripts will sell, discard or dispose of any of the Assets. Until termination of this Agreement in accordance with its terms, Geri-Care, Scripts and Shareholders will not sell or transfer, or negotiate the sale or transfer of, either the Stock or, except in the ordinary course of business or as otherwise contemplated herein, any material portion of the Assets. Geri-Care and Scripts shall pay no dividend, and shall make no distribution or extraordinary payment to Shareholders or any third party or pay any intercompany payable other than in accordance with the terms of this Agreement. None of the Leases and Contracts shall be amended in any material respect between the date hereof and Closing without the prior written consent of Parent. From and after the date hereof until Closing, Geri-Care and Scripts will not perform any material grading or excavation, construction or removal of any improvement, or make any material other change or improvement upon or about the Real Estate, except as may be required to preserve and protect the value of such Real Estate. From and after the date of this Agreement until Closing, Geri-Care, Scripts and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair.

         7.2 Absence of Material Change. From the date hereof until Closing, neither Geri-Care, Scripts nor Shareholders shall make any change in the Business or in the utilization of the Assets and shall not enter jointly or separately into any other material contract or commitment or any other transaction with respect to the Business or the Assets without the prior written consent of Parent.

         7.3     Access to Books and Records.

                 (a) From the date hereof until the Closing, during normal business hours Geri-Care, Scripts and Shareholders shall give to Parent and to Parent's counsel, accountants and other representatives, full access to all of Geri-Care's and Scripts' offices, properties, books, contracts, commitments, records and affairs relating to the Stock, Assets or the Business so that Parent may inspect and audit them and shall furnish to Parent a copy of all documents and information concerning the properties and affairs of Geri-Care, Scripts, the Business, Stock or the Assets as Parent may reasonably request. If any such books, records and materials are in the custody of third parties, Geri-Care, Scripts and

Shareholders shall direct such third parties to promptly provide them to Parent. Copies of documents furnished to Parent by Geri-Care, Scripts and Shareholders will be returned by Parent if the transaction is not consummated. Geri-Care, Scripts and Shareholders shall provide Parent promptly with interim financial statements of Geri-Care and Scripts and any other management reports, as and when they are available.

                 (b) Following the Closing, Parent shall permit Shareholders' representatives (including, without limitation, its counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Business which relate to transactions or events occurring prior to the Closing. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Shareholders.

                 (c) Following the Closing, Shareholders shall permit Parent and its representatives (including, without limitation, its counsel and auditors), to have access to, and examine and make copies of, any books and records relating to the Business, Stock or Assets which are retained by Shareholders and which relate to transactions or events occurring prior to the Closing. For a period of five years after the Closing, Shareholders agree that, prior to the destruction or disposition of any such books or records, Shareholders shall provide not less than forty-five (45) days', nor more than ninety (90) days', prior written notice to Parent of such proposed destruction or disposal. If Parent desires to obtain any such documents or records, it may do so by notifying Shareholders in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Shareholders shall not destroy such documents or records and the parties shall then promptly arrange for the delivery of such documents or records to Parent, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents or records shall be paid by Parent.

                 (d) Shareholders shall use their reasonable best efforts to cause Geri-Care's and Scripts' accounting firm to consent to the inclusion of the Financial Statements in any registration statements, private placement memoranda, and periodic reports, if any, necessary or appropriate in order to enable Parent or its affiliates to comply with any applicable registration or reporting requirements of federal or state securities laws.

                 (e) After Closing, Shareholders shall make the books and records of Geri-Care and Scripts available to Parent (and, without limitation, to Parent's auditors and other agents) and shall otherwise cooperate with Parent in order to permit Parent to conduct an audit of Geri-Care's and Scripts' financial statements for any period prior to Closing not already audited. Shareholders agrees to cooperate with Parent in Parent's preparation of financial statements relating to such periods and Parent's filing in a timely manner of registration statements, private placement memoranda and periodic reports, if any, pursuant to any applicable federal or state securities law.

                 (f) After Closing, Parent shall afford Shareholders the right to participate in the preparation of filings with respect to tax returns relating to the period through Closing.

         7.4     [RESERVED]

         7.5 Current Return Filing. Shareholders shall be responsible for the preparation and filing of the federal, state and local income tax and gross receipts and use tax returns which were due on or before the Transaction Effective Date. Geri-Care and Scripts shall, with Shareholders' assistance with respect to Business operations occurring prior to Transaction Effective Date, be responsible for the preparation and filing of all such returns which were due subsequent thereto. Shareholders shall pay all taxes, including any penalties or assessments thereon, for any period prior to the Transaction Effective Date.

         7.6 Preserve Accuracy of Representations and Warranties. Shareholders, Geri-Care and Scripts shall use their best efforts to refrain from taking any action which would render any representation and warranty contained in Article V hereof untrue, inaccurate or misleading as of Closing. Shareholders, Geri-Care and Scripts will promptly notify Parent and Capstone Subs of any lawsuit, claim, administrative action or other proceeding asserted or commenced against Geri-Care, Scripts or their directors, officers, or Shareholders, that may involve or relate in any way to Geri-Care, Scripts, any of the Assets, any of the Stock, Shareholders or the operation of the Business. Shareholders, Geri-Care and Scripts shall promptly notify Parent of any facts or circumstances that come to either's attention and that cause, or through the passage of time may cause, any of either Shareholder's, Geri-Care's and Scripts' representations, warranties or covenants to be untrue or misleading at any time from the date hereof to Closing.

         7.7 Maintain Books and Accounting Practices. From the date hereof until the Closing, Geri-Care and Scripts shall maintain their books of account in the usual, regular and ordinary manner on a basis consistent with prior years and shall make no change in their accounting methods or practices.

         7.8 Indebtedness; Liens. Other than in the ordinary course of business as reflected in the Financial Statements, until the Closing, with respect to the Stock and Assets, including the Business and operations conducted with the Assets, neither Geri-Care nor Scripts shall, without the consent of the Parent, which consent will not be unreasonably withheld, create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets. At Closing, the Assets will be free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments or other encumbrances except for the Continuing Liabilities. Geri-Care and Scripts shall repay the indebtedness referred to in Section 9.6 on or immediately prior to the Closing.

         7.9 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) Geri-Care and Scripts shall comply with all applicable statutes, laws, ordinances and regulations, (b) Geri-Care and Scripts shall keep, hold and maintain all certificates, certificates of need, certificates of exemption, accreditations, participation, licenses, and other permits necessary for the business and operation of the Assets, (c) Shareholders, Geri-Care and Scripts shall use their reasonable efforts and shall cooperate fully with Parent to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement, and (d) Shareholders, Geri-Care and Scripts shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on either's part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement.

         7.10 Maintain Insurance Coverage. From the date hereof until the Closing, Geri-Care and Scripts shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of the Business and shall provide at Closing written evidence satisfactory to Parent that such insurance continues to be in effect and that all premiums due have been paid.

         7.11 WARN Act. Prior to Closing, neither Geri-Care nor Scripts will temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," department or service within a single site of employment, as such terms are used in WARN.

         7.12 No Sale, Merger or Consolidation. From the date hereof until the Closing, Shareholders shall not sell, pledge or transfer any of the Stock, and Geri-Care and Scripts shall not sell all or substantially all of the Assets, or merge or consolidate with any other entity; Shareholders, Geri-Care and Scripts shall not, directly or indirectly, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any of the foregoing transactions (and Shareholders shall instruct the officers, directors, agents and affiliates of Shareholders to refrain from doing any of the foregoing);
and Shareholders, Geri-Care and Scripts shall promptly notify the Parent orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which either may receive relating to any of the matters referred to in this paragraph.

         7.13 Hart-Scott-Rodino Filing. The Shareholders, Geri-Care and Scripts will, if required, timely and promptly make, and the Parent will timely and promptly make, all filings which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1987 (the "Antitrust Improvements Act").

         7.14 Ownership of Intellectual Property. Shareholders, Geri-Care and Scripts will provide any and all assistance and cooperation required by Parent (including, but not limited to the execution of all necessary documents and agreements) in order for Parent to create, perfect or renew rights in any Intellectual Property ( including but not limited to rights which are created, perfected or renewed subsequent to the Closing hereof).

         7.15 Parent's Securities Law Filings. Parent will use its best efforts to take all actions necessary to cause S.E.C.Rule 144 to be available to the Shareholders for all shares issued pursuant to this Agreement. Parent will at all times timely file all reports which are required under the
Securities Exchange Act of 1934.   Subject to the advice of counsel that such
action is permitted under applicable securities laws and regulations, on the third anniversary of the Closing, Parent will remove all restrictive legends on all share certificates issued at the closing which relate to resale limitations imposed as a result of the private placement of the shares, including all shares held in escrow. Should the Rule 144k holding period be reduced from three years to a shorter period, then the removal of the legends referred to in the preceding sentence shall occur forthwith upon expiration of such shorter period. Parent shall not unreasonably retard, delay or restrict sales under Rule 144 by Shareholders, and shall seek to cause its counsel to issue all opinions requisite therefor promptly after request therefor by the holder. Parent will endeavor to take the position that the Rule 144 holding period for all shares issued at the Closing, including escrow shares will be deemed for Rule 144 purposes to have commenced at the Closing.



         7.16 Registration Rights Agreement. Parent will use its best efforts to amend the Registration Rights Agreement dated May 22, 1995, as amended, by March 31, 1996 to cover all shares of stock issued pursuant hereto; provided, however, that any shares held by the Escrow Agent pursuant to the Escrow Agreement dated of even date herewith may not be sold until such shares are released from escrow.

                             ARTICLE VIII.  CLOSING

         8.1 Closing. If all of the conditions to Closing set forth in Articles IX and X hereof are satisfied, then the Merger shall occur as soon as practicable on or after September 30, 1995 at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee or at such other time or place as the parties may mutually agree (the "Closing"). In the event closing does not occur on September 30, 1995 as a result of governmental or regulatory requirements or other approvals or conditions, the parties hereto agree that they shall execute an interim management agreement (the "Interim Management Agreement") in compliance with applicable law providing for the management of the Business and Geri-Care and Scripts by Parent pending receipt of such approvals and the Closing shall be extended to a
reasonable time after such requirements or approvals are obtained.   Provided
however, notwithstanding the foregoing, if Closing has not occurred by January 31, 1995, then any party not in default hereunder may terminate this Agreement without further obligation. In the event that the Closing does not occur as a result solely of Parent's reliance on a condition to Closing that involves the failure of a representation of Shareholders to be true and correct as of the Closing, and does not involve the breach by Shareholders, Geri-Care or Scripts of a covenant or obligation contained herein, then Parent's sole remedy in the event that Parent elects not to close shall be to terminate this Agreement.

                    ARTICLE IX.  GERI-CARE'S, SCRIPTS'S AND
                       SHAREHOLDERS' CONDITIONS TO CLOSE

         The obligations of Geri-Care, Scripts and Shareholders under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by Geri-Care, Scripts or Shareholders, in whole or in part):

         9.1     Representations and Warranties True at Closing; Compliance
with Agreement.   The representations and warranties of Parent contained in
this Agreement and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all respects. Parent shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing, and shall have tendered the Merger Consideration as set forth in Section 2.4.

         9.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Geri-Care, Scripts Shareholders or Parent as a result of which Geri-Care, Scripts or Shareholders reasonably and in good faith deem that to proceed with the transactions hereunder may constitute a violation of law.

         9.3 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, or (b) otherwise preventing consummation of such transactions. There shall have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

         9.4 No Action under Antitrust Legislation. The waiting periods specified under the Antitrust Improvements Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

         9.5     [reserved]

         9.6     Shareholder Debt.   Geri-Care and Scripts shall have repaid
the loans set forth on Exhibit 9.6 to the Shareholders, and caused the release of the guaranties set forth on Exhibit 9.6.

                    ARTICLE X.  PARENT'S CONDITIONS TO CLOSE

         The obligations of Parent under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Parent, in whole or in part):

         10.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Shareholders, Geri-Care and Scripts contained in this Agreement (including the Exhibits hereto) and in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all respects. Geri-Care, Scripts and Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

         10.2 Regulatory Approvals. Parent shall have obtained (a) certification for participation in the Medicaid Programs or other programs of the states where the Business is conducted, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program or other federal programs, as applicable, and (c) all other material consents, licenses, permits, approvals, provider contracts, determinations or certificates of need necessary in the reasonable judgment of Parent to acquire the Stock and operate the Assets and Business as contemplated hereunder.

         10.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Geri-Care, Scripts, Shareholders or Parent as a result of which Parent reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         10.4 Inspection of Assets; UCC Searches, etc. Parent and its representatives shall have had and continue to have reasonable rights of inspection of the Business. Geri-Care, Scripts and Shareholders shall have delivered to Parent, all UCC financing statement and title searches, local and central, including fixtures, and federal and state pending litigation, tax lien and judgment searches, with respect to Geri-Care and Scripts, including all "DBA's," trade names and fictitious names of Geri-Care and Scripts, dated no more than ten (10) days prior to Closing, showing no liabilities other than the Continuing Liabilities.

         10.5 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Parent effectively to acquire and hold the Stock or Assets to operate the Business, or, in any case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

         10.6    [RESERVED]

         10.7 Employment Agreements. Parent and the Shareholders shall have entered into employment agreements in the form attached hereto as Exhibit 9.7(a).

         10.8 Shareholder's Equity. The Shareholder's Equity of Geri-Care and Scripts at September 30, 1995, shall be no less than $1.35 million, determined in accordance with generally accepted accounting principles, applied consistently with the prior practices of Geri-Care and Scripts.

         10.9 Third Party Consents. Shareholders, Geri-Care and Scripts shall provide to the Parent all third party consents or third party authorizations believed by Parent to be necessary for the legal and proper consummation of all agreements and transactions contemplated within this Agreement, each in form and substance acceptable to Parent.

         10.10 No Action under Antitrust Legislation. The waiting periods specified under the Antitrust Improvements Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

                 ARTICLE XI.  OBLIGATIONS OF GERI-CARE, SCRIPTS
                          AND SHAREHOLDERS AT CLOSING

         At Closing, Geri-Care, Scripts and Shareholders shall deliver or cause to be delivered to Parent the following in form and substance reasonably satisfactory to Parent:

         11.1 Documents. Shareholders shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Parent:

                 (a) Stock certificates, registered in the name of the Shareholders, duly endorsed by Shareholders or with stock powers attached, representing all of the Stock.

                 (b) The resignation of each member of the Board of Directors and each officer of Geri-Care and Scripts effective as of the Closing.

                 (c)      The executed Escrow Agreement.

                 (d)      The executed Certificates of Merger.

         11.2 Possession. Geri-Care and Scripts shall deliver to Parent full possession and control of the Assets.

         11.3 Opinion of Counsel. Shareholders shall deliver to Parent the favorable opinions of counsel for Shareholders, Geri-Care and Scripts, dated as of Closing, in substantial the form attached hereto as Exhibit 11.3.

         11.4 Corporate Good Standing and Corporate Resolutions. Shareholders shall deliver to Parent certificates of good standing from the Secretary of State of Geri-Care's and Scripts' state of organization, and from each state in which Geri-Care and Scripts are qualified to do business, certified copies of the Bylaws and Certificate of Incorporation of Geri-Care and Scripts, and a certified copy of the resolutions or minutes of the Board of Directors and shareholders of Geri-Care and Scripts authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all agreements and other instruments required hereunder, sufficient in form and content to meet the requirements of the various jurisdictions and bodies applicable to Geri-Care and Scripts relevant to such transactions and certified by officers of Geri-Care and Scripts to be validly adopted and in full force and effect and unamended as of Closing.

         11.5 Closing Certificate. Geri-Care and Scripts shall deliver to Parent certificates of officers of Geri-Care and Scripts and certificates of Shareholders dated as of Closing, certifying that (a) each covenant and obligation of Geri-Care, Scripts and Shareholders has been complied with, and
(b) each representation, warranty and covenant of Geri-Care, Scripts and Shareholders is true and correct on the Closing as if made on and as of the Closing.

         11.6 Third Party Consents. Shareholders shall deliver to Parent all consents, estoppels, approvals and authorizations of third parties that Parent reasonably believes are necessary for the legal and proper execution, delivery and consummation of this Agreement, and the transactions contemplated hereby.

         11.7 Taxes and Other Payments. Shareholders shall deliver, or cause to be delivered, to Parent:

                 (a) At Closing a certification issued by Geri-Care and Scripts pursuant to Treasury Regulation Section 1.897-2 to the effect that Geri-Care and Scripts are not United States real property holding companies as defined in Section 897 of the Internal Revenue Code of 1986, as amended; and

                 (b) Executed releases of all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Stock or Assets.

         11.8    Securities Compliance Documents.   The Shareholders shall have
executed such documents as may be required to comply with applicable securities laws in connection with the issuance to them of shares of stock of Parent.

         11.9 Additionally Requested Documents; Post-Closing Assistance. At the reasonable request of Parent at Closing and at any time or from time to time thereafter, Shareholders shall cooperate with Parent to put Parent and the Capstone Subs in actual possession and operating control of the Assets, execute and deliver such further instruments as Parent may reasonably request in order to effectuate the agreements of the parties herein, execute and deliver such further instruments and to take such other actions as Parent may reasonably request to release Parent, the Surviving Corporations and their Constituent Corporations from all obligation and liability with regard to any obligation or liability retained or assumed by Shareholders, and to execute and deliver such further instruments and to cooperate with Parent as Parent may reasonably request or to enable Parent and the Surviving Corporations to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditations or permits.

                 ARTICLE XII.  OBLIGATIONS OF PARENT AT CLOSING

         At Closing, Parent shall deliver or cause to be delivered to Shareholders the following in a form and substance reasonably satisfactory to
Shareholders:

         12.1 Merger Consideration. Parent shall pay the Merger Consideration in cash and stock as provided herein.

         12.2 Corporate Good Standing and Certified Board Resolutions. Parent and Capstone Sub shall deliver to Shareholders a certificate of good standing from the Secretary of State of Delaware, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of the Board of Directors of Parent authorizing the execution, delivery and consummation of this Agreement and all other documents executed in connection herewith.

         12.3 Opinion of Parent's Counsel. Parent shall deliver to Shareholders a favorable opinion of counsel for Parent, dated as of Closing, in the form specified in Article XII hereof.

         12.4    [Reserved]

         12.5 Certificates of Merger. Parent and Capstone Sub shall deliver the executed Certificates of Merger which shall be filed as promptly as practical following Closing.

                   ARTICLE XIII.  OPINION OF PARENT'S COUNSEL

         At the Closing, Parent shall deliver to Shareholders an opinion of Harwell Howard Hyne Gabbert & Manner, P.C. dated the date of the Closing and pursuant to the Legal Opinion Accord of the ABA Section of Business Law (1991), in form and substance reasonably satisfactory to Shareholders and their counsel to the effect that:

                 (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

                 (b) Parent has the corporate power and corporate authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Parent hereby and thereby; Parent has taken all action required by law, and its Certificate of Incorporation and Bylaws, to authorize such execution, delivery and consummation of this Agreement, and this Agreement, and all other agreements delivered by Parent at Closing constitute the valid and binding obligations of Parent enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

            ARTICLE XIV.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         14.1 Survival. The covenants, obligations, representations and warranties of Parent, Geri-Care, Scripts and Shareholders contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing, shall survive the date of Closing except as provided in Section 14.5, and shall not be merged into any documents delivered in connection with the Closing.

         14.2    Indemnification by  Shareholders.   Subject to the provisions
of Article 14, Shareholders shall promptly indemnify, defend, and hold harmless Parent, the Surviving Corporation and the directors, officers, stockholders, employees and agents of each against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from (i) any breach by either Geri-Care, Scripts or Shareholders of any of the covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Geri-Care, Scripts and/or Shareholders delivered pursuant to this Agreement, (ii) [reserved] and (iii) any claim (whether or not disclosed herein) that is brought or asserted by any third party(s) against Parent or the Surviving Corporation arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Geri-Care's or Scripts' employees, agents or independent contractors, relating to all periods of time prior to the Closing Date (unless such claim results solely from the actions of Parent under the Interim Management Agreement); provided, however, that the indemnification under this Section 14.2(a) shall be limited in all instances by the provisions of Section 14.6. Any indemnification payment made pursuant to this Article shall include interest at a floating rate equal to two points over the prime rate of Bankers Trust Company established from time to time (the "Rate") payable for the period measured from the date that the loss, cost, expense or damage was incurred until the date of payment.



         14.3    Indemnification by Buyer.  Subject to the provisions of
Article 14, Parent shall promptly indemnify, defend, and hold Shareholders harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) and other damages resulting from (i) any breach by Parent of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Parent delivered pursuant to this Agreement, (ii) any claim which is brought or asserted by any third party(s) against Shareholders for failure to pay or perform any of the Continuing Liabilities, and (iii) subject to the other provisions of this Agreement, any claim that is brought or asserted by any third party(s) against Shareholders arising out of the ownership, licensing, operation or conduct of the Business or the conduct of any of Geri-Care's or Scripts' employees, agents or independent contractors, relating to periods of time subsequent to the Closing Date. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date that the loss, cost, expense or damage was incurred until the date of payment.

         14.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability under any provision of this Agreement (the "indemnifying party") to the other party (the "indemnified party") shall be subject to the following terms and conditions:

                 (1) Claims by Non-parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty (30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party's receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues shall be settled by arbitration at a venue to be determined by the parties in accordance with the rules and procedures of the American Arbitration Association.

                 (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subparagraph (1) above) pursuant to this Article shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subparagraph (1) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five (45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty
(60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the disputed claim, the unresolved issue or issues shall be settled by arbitration at a venue to be determined by the parties in accordance with the rules and procedures of the American Arbitration Association.

                 (3) Certain Claims. Any claim by a third party relating to professional negligence or similar matters involving a patient or client served both prior to the Closing Date and subsequent to the Closing Date will be the responsibility of either Parent or Shareholders in accordance with the following guidelines: (i) if it is a claim in which the incident giving rise to liability clearly arose prior to the Closing Date (unless such claim results solely from the actions of Parent under the Interim Management Agreement), Shareholders shall jointly and severally respond to the loss and defense expenses; (ii) subject to the other provisions of this Agreement, if it is a claim in which the incident giving rise to liability clearly arose subsequent to the Closing Date, Parent shall respond to the loss and defense expenses; and
(iii) in the event that the incident giving rise to liability as to time is not clear, Shareholders and Parent will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Parent and Shareholders cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration at a venue to be determined by the parties in accordance with the rules and procedures of the American Arbitration Association.

         14.5    Indemnity Period.    The representations, warranties and
indemnity obligations related thereto under this Agreement shall expire 12 months from the Closing, except for claims involving tax or third party reimbursement, which shall expire upon the expiration of the applicable statute of limitations. The indemnification obligations under this Agreement shall not expire as provided herein for a claim made, but not resolved, within the above periods.

         14.6    Limitations.   Whether or not the event or matter giving rise
to a claim is disclosed herein and whether or not a failure to disclose constitutes a breach of a representation or warranty, the Shareholders shall have liability under this agreement only when and to the extent that the matter or series of matters with respect to which recovery is sought (whether recovery is sought against the Escrow or Shareholders directly) causes the pro forma consolidated Shareholder's Equity of Geri-Care and Scripts at September 30, 1995, to be less than One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00), as determined in accordance with generally accepted accounting principles applied consistent with Geri-Care and Scripts prior financials. For purposes of calculating the effect of any claim for recovery, to determine the Shareholders' obligation, if any, the Surviving Corporations' auditors shall treat the event giving rise to such claim as if it had occurred and had been ascertainable before September 30, 1995 and shall make a pro forma adjustment to the Interim Financial Statements as of and for the period ending as of such date to reflect such claim and event, and to the extent that the resulting Shareholder's Equity, as adjusted, is below $1.35 million, Shareholders shall satisfy the claim in accordance with Section 2.5(2) hereof. In no event shall a Shareholder's liability for a claim under this Article exceed, as to Abraham Wieder, five-sixths (5/6) and, as to Raphael Lieberman, one-sixth (1/6) of the total amount payable pursuant to the calculations set forth above. Parent shall not be entitled to recision as a remedy for breaches of this Agreement. Shareholders' obligations shall be limited to $1,350,000, even in the event that Shareholders' Equity is less than zero.


                      ARTICLE XV. PRESERVATION OF BUSINESS
                          AND NONCOMPETE RESTRICTIONS

         15.1 Covenant Not to Compete. Each Shareholder hereby covenants and agrees for himself with Parent that, during the Non-Compete Period (as such term is defined herein) Shareholders shall not directly or indirectly, (a) within the Non-Compete Area (as such term is defined herein), acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any pharmaceutical operations or business which provides any goods or services competitive with the goods and services provided by the Business as of the Closing, or (b) solicit for employment or employ any person who at Closing or thereafter became an employee of Parent, the

Surviving Corporation or an affiliate unless such person is not so employed for at least six (6) months, or (c) with respect to any customer, patient, physician, physician group, or healthcare provider with whom Parent and/or the Surviving Corporation contracts with or serves in connection with the Business subsequent to Closing, or any potential customer with whom Parent and/or the Surviving Corporation may reasonably be expected to contract with or service in connection with the Business within six (6) months of the Closing, either solicit the same in a manner which could adversely affect Parent or the Surviving Corporation or make statements to the same which disparage Parent, the Surviving Corporation, the Business or their respective operations in any way. The "Non-Compete Period" shall commence at the Closing and terminate on the third anniversary thereof. The "Non-Compete Area" shall mean the five boroughs of New York City, Long Island and Westchester County. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant. Nothing in this Section 15.1 shall prohibit a Shareholder from engaging in passive investments or from engaging in business relationships, in areas other than the institutional pharmacy business, with clients, patients or customers of Parent or the Surviving Corporations, provided that Shareholder is not active on a frequent basis in such investments or relationships. Shareholder shall periodically advise Parent of such activities.

         15.2 Enforceability. In the event of a breach of Section 15.1, Shareholders recognizes that monetary damages shall be inadequate to compensate Parent and The Surviving Corporation, and Parent and The Surviving Corporation shall be entitled, without the posting of a bond, to an injunction restraining such breach, with the costs including attorneys fees of securing such injunction to be borne by Shareholders. Nothing contained herein shall be construed as prohibiting Parent or The Surviving Corporation from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of Shareholders and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate Shareholders for agreeing to the restrictions contained in Section 15.1. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                          ARTICLE XVI.  MISCELLANEOUS

         16.1 Assignment. Following Closing, Parent and the Surviving Corporations may freely assign their respective rights or delegate their respective obligations under this Agreement without the express written consent of Shareholders. No Shareholders may assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent, and any prohibited assignment or delegation will be null and void. No transfer, assignment, merger or amalgamation will relieve any party of its respective obligations hereunder.

         16.2 Other Expenses. Except as otherwise provided in this Agreement, Shareholders shall pay the attorneys fees of Shareholders, Geri-Care and Scripts in connection with the negotiation, execution, and closing of the transactions contemplated by this Agreement, and Geri-Care and Scripts shall pay all other costs and expenses in connection therewith, including accounting fees. Parent shall pay all of its expenses in connection with the negotiation, execution, and closing of the transactions contemplated by this Agreement.

         16.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after sending, or (c) if mailed, five days after mailing with postage prepaid. Any such notice shall be sent as follows:

                 To Shareholders and, prior to Closing, Geri-Care and Scripts:

                 Abraham Wieder
                 Raphael Lieberman
                 c/o Geri-Care Systems, Inc.
                 6201 - 16th Avenue
                 Brooklyn, NY  11204
                 Attn: President

                 with a copy to:

                 Oscar D. Folger, Esq.
                 521 5th Avenue
                 24th Floor
                 New York, New York  10175

                 To the Parent and, after Closing, to Company:

                 Capstone Pharmacy Services, Inc.
                 2930 Washington Blvd.
                 Baltimore, MD   21230
                 Attn:  President

                 with a copy to:

                 Curt Johnson, Esq.
                 DCAmerica, Inc.
                 280 Park Avenue
                 West Building, 4th Floor
                 New York, New York  10017

                 and a copy to:

                 Mark Manner, Esq.
                 Harwell Howard Hyne Gabbert & Manner, P.C.
                 1800 First American Center
                 315 Deaderick Street
                 Nashville, Tennessee  37238-1800
                 Fax: (615) 251-1057

         16.4 Confidentiality; Prohibition on Trading. All parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law or by the rules and regulations of any stock exchange on which any party's shares are listed for trading. Shareholders, Geri-Care, Scripts, Parent and their affiliates agree not to trade in the securities of Parent or its affiliates based upon any nonpublic information.

         16.5 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         16.6 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         16.7 Benefit. Subject to Section 16.1 this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement is not intended to, nor shall it, create any rights in any other party.

         16.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there shall be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

         16.9 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         16.11 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. All references to Geri-Care and Scripts shall, where applicable, also be deemed to be references to any subsidiaries of Geri-Care and Scripts and all representations and warranties and covenants made by the Geri-Care and Scripts shall be also deemed to have been made on behalf of any subsidiaries. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the knowledge of Geri-Care, Scripts and Shareholders" or the like is used, Geri-Care, Scripts and Shareholders shall each be deemed to have the knowledge of Geri-Care's and Scripts' officers and directors, and of their Affiliates; and Geri-Care, Scripts and Shareholders shall be under a duty of due inquiry. The parties hereto agree that "knowledge", "best knowledge" or the like if used herein shall be deemed to be interpreted as "to the best knowledge of".

         16.12 Entire Agreement. This Agreement, including the Exhibits and Attachments hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letters of intent and agreements between the parties are merged herein, except for the obligations of the parties as to confidentiality contained in the letter among them dated September 18, 1995, which shall remain operative and in full force and effect in the event the transactions contemplated hereby do not close. This Agreement may not be modified orally, but only by an agreement in writing signed by Parent, Capstone Subs, Geri-Care, Scripts and Shareholders.

         16.13 Further Assurance of Shareholders After Closing. Subsequent to the Closing, Shareholders shall from time to time, at Parent's request, execute and deliver such other instruments of conveyance and transfer, and take such other action as Parent may reasonably request, in order to more effectively sell, transfer, assign and deliver and vest in Parent and the Surviving Corporations the benefits of, title to and possession of the Assets.

         16.14 Legal Fees and Costs. In the event any party hereto incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party shall be entitled.

         16.15 Attachment of Exhibits. This Agreement has been executed without the attachment of all exhibits, schedules and other agreements referred to herein. Accordingly, the parties agree that the preparation and attachment of all such exhibits, schedules and other agreements referred to herein in form and substance acceptable to the parties is a further condition to the obligation of the parties to close hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          "SHAREHOLDERS":

GERI-CARE SYSTEMS, INC.
                                          -------------------------------
                                          Abraham Wieder


By:
   -----------------------                -------------------------------
                                          Raphael Lieberman
Its:
    ----------------------

SCRIPTS & THINGS, INC.                    "PARENT":

                                          CAPSTONE PHARMACY SERVICES, INC.

By:                                       By:
   -----------------------                   ----------------------------

Its:                                      Its:
    ----------------------                    ---------------------------

                                          "CAPSTONE SUBS":

                                          GERI MERGECO, INC. "GMI"



                                          By:
                                             ----------------------------

                                          Its:
                                              ---------------------------

                                          SCRIPTS MERGECO, INC. "SMI"



                                          By:
                                             ----------------------------

                                          Its:
                                              ---------------------------

                                   Geri-Care

                                  Exhibit List

    Exhibit A                      Description of The Business
    Exhibit B                      Certificate of Merger (Geri-Care)
    Exhibit C                      Certificate of Merger (Scripts)
    Exhibit 2.2(1)                 List of Beds
    Exhibit 2.2(3)                 Allocation of Purchase Price
    Exhibit 2.5                    Escrow Agreement
    Exhibit 5.1                    Organization, Qualifications and Authority
    Exhibit 5.4                    Financial Statements
    Exhibit 5.5(a)                 Material Changes
    Exhibit 5.5(d)                 Compensation Increases
    Exhibit 5.5(i)                 Distributions
    Exhibit 5.6                    Contingent Liabilities
    Exhibit 5.7                    Employment Discrimination
    Exhibit 5.8(1)                 Licenses and Permits
    Exhibit 5.9(2)                 Statement of Deficiencies and Plan of
                                   Correction
    Exhibit 5.10                   Compliance with Zoning, Land Use and other
                                   Laws; Easements
    Exhibit 5.11(3)(a)             Real Estate
    Exhibit 5.11(3)(b)             Equipment and Furnishings
    Exhibit 5.11(3)(d)             Receivables
    Exhibit 5.11(3)(e)             Bank Accounts
    Exhibit 5.11(4)                Continuing Liabilities
    Exhibit 5.12                   Leases and Contracts
    Exhibit 5.14                   Appraisals, Mechanical and Structural Studies
    Exhibit 5.15                   Litigation
    Exhibit 5.16                   Employees
    Exhibit 5.18                   Insurance
    Exhibit 5.21                   Intellectual Property
    Exhibit 5.23                   Motor Vehicles
    Exhibit 5.24(1)                Welfare Benefit Plans
    Exhibit 5.24(2)                Pension Benefit Plans
    Exhibit 5.24(3)                Unfunded Liabilities
    Exhibit 6.4                    Parent Reports
    Exhibit 9.6                    Shareholder Debt
    Exhibit 9.7(a)                 Employment Agreements
    Exhibit 11.3                   Opinion of Shareholder's Counsel